Exhibit 99.3
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Unaudited Pro Forma Combined Financial Statements
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On February 12, 2010, pursuant to the Purchase and Sale Agreement dated as of February 12, 2010 (the “Purchase Agreement”), Altisource Portfolio Solutions S.A. (“Altisource”) acquired all of the outstanding membership interests of The Mortgage Partnership of America, L.L.C. which serves as the manager of Best Partners Mortgage Cooperative, Inc. doing business as Lenders One Mortgage Cooperative (“Lenders One”) (collectively “MPA”). Consideration for the transaction consisted of $29 million in cash, paid from available funds, and 959,085 shares of Altisource common stock. A portion of the consideration (314,135 shares) is held in escrow to secure the Sellers’ indemnification obligations under the Purchase Agreement.
     The following unaudited pro forma combined balance sheet combines balance sheet data for Altisource and the assets acquired and liabilities assumed from MPA as of December 31, 2009 as if the acquisition had been completed on December 31, 2009. The following unaudited pro forma combined statement of operations combines the statement of operations data for Altisource and MPA for the year ended December 31, 2009 as if the acquisition had been completed on January 1, 2009. The pro forma financial information is based upon the historical consolidated financial statements of Altisource and the historical consolidated financial statements of MPA and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.
     The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Altisource that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Altisource at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of Altisource and MPA or costs that may be incurred in integrating Altisource and MPA. The unaudited pro forma combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in Altisource’s Annual Report on Form 10-K for the period ended December 31, 2009, which is on file with the SEC, and the historical consolidated financial statements and related notes of the MPA included in this Form 8-K/A.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2009
(Dollars in Thousands)

	Historical		Pro Forma		Pro Forma
	Altisource	MPA	Adjustments		Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$30,456	$6,993	$(29,000)	(A)	$8,449
Accounts Receivable, net	30,497	3,885	—		34,382
Prepaid Expenses and Other Current Assets	2,904	337	—		3,241
Deferred Tax Assets, net	1,546	—	—		1,546

Total Current Assets	65,403	11,215	(29,000)		47,618

Premises and Equipment, net	11,408	19	—		11,427
Intangible Assets, net	33,719	—	39,100	(D)	72,819
Goodwill	9,324	—	7,886	(E)	17,210
Other Non-current Assets	702	—	—		702

Total Assets	$120,556	$11,234	$17,986		$149,776

LIABILITIES AND EQUITY

Current Liabilities:
Accounts Payable and Accrued Expenses	$24,192	$1,385	$—		$25,577
Capital Lease Obligations — Current	536	—	—		536
Other Current Liabilities	5,939	3	—		5,942

Total Current Liabilities	30,667	1,388	—		32,055

Capital Lease Obligations — Non-current	128	—	—		128
Deferred Tax Liability, net	2,769	—	—		2,769
Other Non-current Liabilities	644	—	1,289	(F)	1,933

Commitment and Contingencies (Note 14)

Equity
Altisource Equity
Common Stock	24,145	—	959	(C)	25,104
Retained Earnings	11,665	6,162	(6,162)	(B)	11,665
Additional Paid-in Capital	50,538	1,041	21,900	(B),(C)	73,479

Total Altisource Equity	86,348	7,203	16,697		110,248

Non-controlling Interests	—	2,643	—		2,643

Total Equity	86,348	9,846	16,697		112,891

Total Liabilities and Equity	$120,556	$11,234	$17,986		$149,776

See notes to the unaudited pro forma combined financial information.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2009
(Dollars in Thousands, Except Share and Per Share Data)

	Historical		Pro Forma		Pro Forma
	Altisource	MPA	Adjustments		Combined
Revenue	$202,812	$20,998	$—		$223,810
Cost of Revenue	126,797	—	—		126,797

Gross Profit	76,015	20,998	—		97,013

Selling, General and Administrative Expenses	39,473	5,663	2,808	(G)	47,944

Income from Operations	36,542	15,335	(2,808)		49,069
Other Income (Expense), net	1,034	78	—		1,112

Income Before Income Taxes	37,576	15,413	(2,808)		50,181
Income Tax Provision	(11,605)	—	1,109	(H)	(10,496)

Net Income	25,971	15,413	(1,699)		39,685
Net Income Attributable to Non-controlling interests	—	(9,210)	—		(9,210)

Net Income	$25,971	$6,203	$(1,699)		$30,475

Earnings Per Share
Basic	$1.08				$1.22

Diluted	$1.07				$1.21

Weighted Average Shares Outstanding
Basic	24,062		959	(I)	25,021
Diluted	24,261		959	(I)	25,220
See notes to the unaudited pro forma combined financial information.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Notes to Unaudited Pro Forma Combined Financial Information
(Dollar in Thousands)
1. BASIS OF PRO FORMA PRESENTATION
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2009. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of potential contingencies, which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     The purchase price of the assets acquired from MPA was $29,000 in cash, paid from available funds, a put option and 959,085 shares of Altisource common stock. The final purchase price may be increased or decreased depending upon a final working capital adjustment.
     The allocation of the purchase price and the purchase price accounting is based upon preliminary estimates of the assets and liabilities acquired on February 12, 2010 in accordance with ASC topic 805, Business Combinations.
     The purchase price paid for the acquisition is as follows:

Cash paid	$29,000
Common Stock	23,900
Put Option Agreements	1,289

Balance, December 31, 2009	$54,189

     The allocation of the purchase price is estimated as follows:

Current Assets	$11,215
Other Assets	19
Identifiable Intangible Assets	39,100
Goodwill	7,886

58,220
Current Liabilities	(1,388)
Non-controlling Interests	(2,643)

Allocation of Purchase Price	$54,189

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Notes to Unaudited Pro Forma Combined Financial Information
(Dollar in Thousands)
3. PRO FORMA ADJUSTMENTS
     The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:
(A)	Adjustment to record cash consideration paid in connection with the acquisition.

(B)	Adjustment to eliminate MPA’s historical equity.

(C)	Adjustment to record common stock of $959 and Additional Paid in Capital of $22,941 related to the issuance of 959,085 shares of Altisource common stock valued at $24.92 per share based on the Altisource common stock price on the date of acquisition.

(D)	Adjustment to record fair value of intangible assets acquired:

		Expected
	Estimated	Life	Annual
	Value	(in years)	Amortization
Identified intangible assets:
Operating Agreement	$31,000	15	$2,067
Trademark	7,000	15	467
Non-compete Agreement	1,100	4	274

Total	$39,100		$2,808

The Company performed an independent appraisal to determine the fair value of the identifiable assets acquired.

(E)	Adjustment to record goodwill of $7,886 as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed.

(F)	Adjustment to record liability of $1,289 associated with the put option. The fair value of the put option was calculated using the Black-Scholes option pricing model.

(G)	Adjustment to record amortization expense, on a straight-line basis, for the $39,100 of acquired identifiable intangible assets. The estimated weighted average useful life of the acquired identifiable intangible assets is 14.7 years.

(H)	Adjustment to reflect the estimated income tax provision of the pro forma acquisition adjustments using the estimated tax rates applicable to the jurisdictions in which the pro forma acquisition adjustments are expected to be recorded.

(I)	Adjustment to record the weighted impact of 959,085 shares of Altisource common stock issued in connection with the acquisition for the period from January 1, 2009 to December 31, 2009.